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                                                                    EXHIBIT 23.8
                                AJ. ROBBINS PC
                 CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS
                       3033 EAST FIRST AVENUE, SUITE 201
                            DENVER, COLORADO 80206

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Amendment #4 of Form S-4 of Mrs. Fields' Original Cookies, Inc. of our report dated December 11, 1998 relating to the consolidated financial statements of Pretzelmaker Holdings, Inc. and to the reference made to our firm under the caption "Experts" which appear in such documents.

                            AJ. ROBBINS, P.C.
                            CERTIFIED PUBLIC ACCOUNTANTS
                             AND CONSULTANTS

Denver, Colorado
November 17, 1999